Exhibit 99.1

NEWS RELEASE

MVB Bank Opens Third Branch Banking Location in Morgantown

FAIRMONT, W.Va. July 12, 2017 – MVB Bank, a wholly-owned subsidiary of MVB Financial Corp., has opened its third Morgantown, West Virginia, branch banking location, company officials announced today. The new Suncrest Morgantown branch, located at 51 Donahue Drive, Suite 115, will feature the area’s first automated interactive teller systems in both its drive-thru and branch lobby.

The new MVB Suncrest branch features traditional personal attention with a staff of knowledgeable bankers, as well as new technological conveniences. By offering the automated, interactive teller system technology, MVB increases client accessibility with extended hours of operations and offers enhanced security in both the branch lobby and the drive-thru. MVB Bank boasts several other locations featuring this state-of-the-art technology.

“With each new investment we make, we work to ensure the highest level of touch and convenience coupled with the ‘wow’ experience our clients have come to expect,” said Larry F. Mazza, President and CEO, MVB Financial Corp. “Our convenient Suncrest location is no exception and we know our clients in Morgantown will appreciate the combination of advanced technology and increased efficiencies.”

The MVB Suncrest team includes a group of knowledgeable bankers, led by Branch Manager Sarah Simmons, to assist and offer clients a traditional personal relationship banking experience as well as the latest technological conveniences. New intelligent, deposit-taking ATMs will increase client accessibility and expediency for clients.

Since 2015, MVB Bank, the SBA Community Bank of the Year in the State of West Virginia for three consecutive years (2015, 2016 and 2017), has launched seven other banking locations, including the newest Suncrest location, as well as new banking offices in Fairmont, West Virginia, at the I-79 Technology Park; in downtown Charleston, West Virginia; two acquired locations in the Eastern Panhandle of West Virginia; and, a location in Reston, Virginia, which is part of the Washington, D.C., metro area.

The MVB Bank footprint in West Virginia and Virginia now encompasses 14 total locations, including six full-service banking locations throughout North Central West Virginia in Harrison, Marion and Monongalia counties.

MVB Bank Suncrest is open with extended hours in the drive-thru Monday through Friday 7:00am - 7:00pm and Saturday 8:00am - 1:00pm, and the branch lobby is open Monday through Friday, 9:00am-5:00pm and Saturday 9:00am-12:00pm. For more information, please log onto www.MVBbanking.com or call toll-free 844-MVB-BANK (844-682-2265).

About MVB Financial Corp.
MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank's subsidiary, MVB Mortgage, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.

The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

For more information, please visit ir.mvbbanking.com.

Forward-Looking Statements
MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release.  These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties.  Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries.  When words such as "believes," "expects," "anticipates," "may," or similar expressions occur in this Earnings Release, the Company is making forward-looking statements.  Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Earnings Release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession, and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.